Sarah Robb O’Hagan Appointed Chief Content and Member Development Officer,
Peloton Interactive, Inc.

Proven Growth Executive to Accelerate Content Innovation and Scale Connected Wellness Strategy

NEW YORK--March 17, 2026-- Peloton Interactive, Inc. (NASDAQ: PTON) today announced that Sarah Robb O’Hagan has been named Chief Content and Member Development Officer, reporting to President and CEO Peter Stern. The appointment supports the company’s multi-year strategy to evolve from a connected fitness company to a connected wellness company and its plans to return to sustainable, profitable revenue growth.

Robb O’Hagan will join the company on April 1 and be responsible for accelerating innovation across the growing Peloton content ecosystem, while driving engagement, improving outcomes and reinforcing the loyalty of Members globally.

Robb O’Hagan’s career is defined by her personal and professional passion for empowering people to live fit, strong, long and happy. She brings to Peloton three decades of experience working across technology, content and community with some of the most recognized companies in sports, health and fitness, including Nike, Gatorade, Equinox, Flywheel Sports and Strava.

She most recently served as CEO of EXOS, the human performance coaching company. During Robb O’Hagan’s tenure, she led the reinvention of the company from a predominantly bricks and mortar service provider for professional athletes and corporate executives, to a digitally enabled human performance coaching platform. As President of Gatorade, she architected the successful turnaround of the $5 billion business by driving innovation and new product development focused on serving the needs of athletes. At Equinox, she drove a technology and content transformation as President, developing a fully integrated approach that expanded Member connection inside and outside the gym. During this time, she was named one of Fast Company’s “Most Creative People in Business” and one of Forbes’ “Most Powerful Women in Sports.”

“Sarah is a visionary leader and champion of the Member experience who is uniquely equipped to lead Peloton’s content and community as we aim to capture more of the $7 trillion global wellness market,” said Stern. “Sarah brings to Peloton deep expertise in growing iconic brands and limitless creativity for building new products and experiences that help communities thrive. I’m excited to welcome her as we expand the ways we support our Members every single day.”

“As a longtime Peloton Member myself, I’ve felt the magic of this community firsthand. The awesome instructors, the depth of programming and the energy of other members–it’s powerful and can truly change your life,” said Robb O’Hagan. “This opportunity feels like the intersection of everything I’ve spent my career learning, and I’m fired up to work alongside this incredible team to build on the formidable foundation already in place, and give our Members even more ways to stay inspired, moving and committed.”

Robb O’Hagan will succeed Chief Content Officer Jen Cotter, who will be leaving the company after seven years of building Peloton’s content and studio experience. To support a smooth transition, Cotter will remain as an advisor through mid-August.

Stern commented, “Jen has been instrumental in establishing Peloton as the leader in connected fitness, with her vision serving as the catalyst in building our world-class content engine, instructor team, and global community. As we embark on this new chapter, we are stronger because of Jen and we will forever be grateful for her many contributions. I want to thank Jen for her partnership and leadership.”

Forward Looking Statement
This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to statements regarding our products, our business strategy and plans, our growth, and our objectives for future operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other important factors that could cause actual results to differ materially from those stated, including the risks and uncertainties described in the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as such factors may be updated in our filings with the Securities and Exchange Commission. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.
About Peloton
Peloton (NASDAQ: PTON) provides Members with world-class equipment, ground-breaking software, expert human instruction, and the world’s most supportive fitness community. Founded in 2012 and headquartered in New York City, Peloton has millions of Members across the US, UK, Canada, Germany, Australia, and Austria. For more information, visit www.onepeloton.com.